UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008

_________________

WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23967	52-2040275
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Incorporation)
Identification No.)

One Lincoln Centre, Oakbrook Terrace, Illinois	60181
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (630) 629-0003

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On February 27, 2008, WidePoint Corporation (“WidePoint”) received a warning letter from the American Stock Exchange (“Amex”) indicating that WidePoint was not in compliance with certain Amex continued listing standards and, in particular, Section 301 of the Amex Company Guide, due to WidePoint issuing additional shares of its common stock in connection with the recent acquisition of ISYS LLC prior to WidePoint applying for and receiving approval to list such shares on the Amex.

        Prior to receiving the Amex warning letter on February 27, 2008, WidePoint had applied to Amex on February 25, 2008, for approval to list with Amex the shares of WidePoint common stock issued in its recent acquisition of iSYS LLC. On March 4, 2008, WidePoint received approval from Amex to list the relevant shares. Thus, as of the date of the filing of this Current Report on Form 8-K, WidePoint is in compliance with the Amex listing standards.

        A copy of the WidePoint’s press release regarding the Amex warning letter is attached as Exhibit 99 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished herewith:

        Exhibit 99 Press Release issued by the Registrant on March 4, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION
/s/ James T. McCubbin
Date: March 4, 2008	James T. McCubbin
Vice President and Chief Financial Officer